UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2005

WIRELESS FACILITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27231	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4810 Eastgate Mall
San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 228-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On March 2, 2005, the Board of Directors of Wireless Facilities, Inc. (the “Company”) adopted the 2005 Equity Incentive Plan (the “Plan”), subject to stockholder approval.  The Company’s stockholders approved the adoption of the Plan at the 2005 Annual Meeting of Stockholders held on May 18, 2005.  On July 26, 2005, the Compensation Committee of the Board of Directors approved a new form of stock option agreement (the “Stock Option Agreement”).  The Stock Option Agreement evidences grants of options to purchase shares of our common stock under the Plan.  The Company intends to use this form for all option grants to officers, directors, employees, and others who receive stock option grants pursuant to the terms and conditions of the Plan.  The Company previously reported the material terms and conditions of the Plan in the definitive proxy statement filed with the Securities and Exchange Commission on April 14, 2005.  A copy of the Plan was included as Appendix A to the definitive proxy statement.  The Stock Option Agreement is filed as Exhibit 10.50 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01                                             Exhibits.

Exhibit No.	Description

10.50	Form of Stock Option Agreement under the Company’s 2005 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS FACILITIES, INC.

Date: July 29, 2005	/s/ James R. Edwards
James R. Edwards
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.50	Form of Stock Option Agreement under the Company’s 2005 Equity Incentive Plan